UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                      UNDER SECURITIES EXCHANGE ACT OF 1934
                              (Amendment No. 11 )*


                           VIDEO JUKEBOX NETWORK, INC.
                           ---------------------------
                                (Name of Issuer)

                     COMMON STOCK, PAR VALUE $.001 PER SHARE
                     ---------------------------------------
                           (Title of Class Securities)

                                   92656G 10 8
                                 --------------
                                 (CUSIP Number)


                               John G. Igoe, Esq.
                                Edwards & Angell
                               250 Royal Palm Way
                            Palm Beach, Florida 33480
                                 (407) 833-7700
          ------------------------------------------------------------
          (Name, Address and Telephone Number of Person Authorized to
                       Receive Notices and Communications)

                                  JULY 15, 1994
             ------------------------------------------------------
             (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with the statement [ ]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

-------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         CEA Investors Partnership II, Ltd.
         Employer I.D. No.: 59-2881170

-------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                                    (a) [X]
                                                                    (b) [ ]

-------------------------------------------------------------------------------
3.       SEC Use Only


-------------------------------------------------------------------------------
4.       Source of Funds*

         00

-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)                        [ ]


-------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

-------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      -0-
         Beneficially                       8.       Shared Voting Power
         Owned By                                    10,365,622
         Each                               9.       Sole Dispositive Power
         Reporting                                   -0-
         Person With                        10.      Shared Dispositive Power
                                                     7,136,812
-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         12,198,546

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                              [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         56.7%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         PN (Limited)

-------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

-------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         CEA Investors, Inc.
         Employer I.D. No.: 59-2827410

-------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                                    (a) [X]
                                                                    (b) [ ]

-------------------------------------------------------------------------------
3.       SEC Use Only


-------------------------------------------------------------------------------
4.       Source of Funds*

         00


-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)                    [ ]


-------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

-------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      -0-
         Beneficially                       8.       Shared Voting Power
         Owned By                                    10,365,622
         Each                               9.       Sole Dispositive Power
         Reporting                                   -0-
         Person With                        10.      Shared Dispositive Power
                                                     7,136,812
-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         12,198,546

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                             [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         56.7%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         CO

-------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

-------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         J. Patrick Michaels, Jr.
         Social Security No.: ###-##-####

-------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                                    (a) [X]
                                                                    (b) [ ]

-------------------------------------------------------------------------------
3.       SEC Use Only


-------------------------------------------------------------------------------
4.       Source of Funds*

         00


-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)                       [ ]


-------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         United States

-------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      65,000
         Beneficially                       8.       Shared Voting Power
         Owned By                                    10,372,546
         Each                               9.       Sole Dispositive Power
         Reporting                                   65,000
         Person With                        10.      Shared Dispositive Power
                                                     7,143,736
-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         12,198,546

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                           [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         56.7%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         IN

-------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

-------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         StarNet/CEA II Partners
         Employer I.D. No.: 59-3197398

-------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                                    (a) [X]
                                                                    (b) [ ]

-------------------------------------------------------------------------------
3.       SEC Use Only


-------------------------------------------------------------------------------
4.       Source of Funds*

         WC

-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)                     [ ]


-------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Delaware

-------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      -0-
         Beneficially                       8.       Shared Voting Power
         Owned By                                    10,365,622
         Each                               9.       Sole Dispositive Power
         Reporting                                   -0-
         Person With                        10.      Shared Dispositive Power
                                                     7,136,812
-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         12,198,546

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                            [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         56.7%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         PN

-------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

         This Amendment No. 11 ("Amendment") to the Statement on Schedule 13D dated July 27, 1993 (the "July Statement"), as amended by Amendment No. 1 thereto dated August 9, 1993 (the "August Amendment") and as amended by Amendment No. 2 thereto dated September 10, 1993 (the "September Amendment") and as amended by Amendment No. 3 thereto dated September 13, 1993 ("Amendment No. 3") and as amended by Amendment No. 4 thereto dated December 20, 1993 ("Amendment No. 4") and as amended by Amendment No. 5 thereto dated January 11, 1994 ("Amendment No. 5") and as amended by Amendment No. 6 thereto dated February 10, 1994 ("Amendment No. 6") and as amended by Amendment No. 7 thereto dated February 23, 1994 ("Amendment No. 7") and as amended by Amendment No. 8 thereto dated March 9, 1994 ("Amendment No. 8") and as amended by Amendment No. 9 thereto dated May 10, 1994 ("Amendment No. 9") and as amended by Amendment No. 10 thereto dated July 8, 1994 ("Amendment No. 10") (the July Statement as amended by the August Amendment, September Amendment, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7, Amendment No. 8, Amendment No. 9 and Amendment No. 10 is referred to as the "Original Statement"), is jointly filed by the persons listed on the execution pages hereof (the "Reporting Persons") pursuant to the Joint Filing Agreement filed as
Exhibit 1.

         This Amendment is filed by the Reporting Persons subsequent to filing by CEA Investors Partnership II, Ltd., CEA Investors, Inc., and J. Patrick Michaels, Jr. (the "CEA Group") of Amendment No. 1 dated July 7, 1993, to the
Schedule 13D dated June 18, 1993 filed by the CEA Group. The CEA Group's
Schedule 13D dated June 18, 1993 and its exhibits, as amended by Amendment No. 1 dated July 7, 1993 and its exhibits as well as the Original Statement and its exhibits are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings defined in the Original Statement.

         This Amendment relates to the common stock, par value $.001 per share (the "Common Stock"), of Video Jukebox Network, Inc., a Florida corporation (the "Company") and is filed pursuant to Rule 13d-2 under the Securities Exchange Act of 1934, as amended (the "Act").

         This Amendment is filed to disclose the acquisition by StarNet/CEA II Partners (the "Joint Venture") of 80,000 shares of Common Stock from Venture LW Corporation on July 15, 1994, and the expiration of the waiting period without objection by the Federal Trade Commission and the Department of Justice with respect to the filing by ultimate parent entities of the Joint Venture of premerger notification forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as it relates to the Joint Venture's agreement to purchase shares unpurchased in a rights offering conducted by the Company.

         Except as specifically modified, amended or supplemented by this Amendment all of the information in the Original Statement is hereby confirmed.

         Item 10 of the cover pages filed herewith has been amended to reflect numbers of shares of Common Stock as appropriate in light of the amendments described below, except that such items do not reflect shares of Common Stock which may be purchased by the Joint Venture in the event the Company consummates the Rights Offering (as defined below).

         Item 2 of the Original Statement is hereby supplemented as follows:

Item 2. Identity And Background

         Each of the Reporting Persons, other than the Joint Venture, expressly declares that the filing of this Amendment shall not be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by this Amendment. The Joint Venture expressly declares that the filing of this Amendment shall not be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by this Amendment except to the extent the Joint Venture may be deemed to be a beneficial owner of such securities pursuant to Rule 13d-5(b)(1) under the Act. The filing of the Original Statement and this Amendment shall not be construed as an admission that Thomas W. Cardy or H. Gene Gawthrop are, for the purposes of Section 13(d) or 13(g) of the Act the beneficial owners of any securities covered by the Original Statement and this Amendment.

Item 3 of the Original Statement is hereby amended and supplemented as follows:

Item 3. Source And Amount Of Funds And Other Consideration

         The source and amount of funds and other consideration for the Joint Venture, CEA Investments Partnership II, Ltd. (the "Partnership" or "CEA II, Ltd."), CEA Investors, Inc. ("CEA Investors"), and J. Patrick Michaels, Jr. ("Michaels") remains as disclosed in Item 3 of Amendment No. 7. On July 15, 1994, the Joint Venture purchased 80,000 shares of Common Stock from Venture LW Corporation for an aggregate purchase price of $144 000 ($1.80 Per share). See
Item 6 below.

Item 4 of the Original Statement is hereby amended and supplemented as follows:

Item 4. Purpose Of Transaction

         The principal purposes of the Joint Venture and the other Reporting Persons remain as set forth in Item 4 of the Original Statement See Items 5 and 6 below. Item 5 of the Original Statement is hereby amended and supplemented as follows:

Item 5. Interest In Securities Of The Issuer

         Under the eleven Deferred Payment Convertible Notes outstanding, StarNet has the right to acquire 1,760,000 shares of Common Stock by conversion of the principal amount of such notes at the rate of $1.25 per share.

         As described in Item 6, the Joint Venture purchased 80,000 shares from Venture LW Corporation on July 15, 1994. Prior to such purchase, CEA II, Ltd. held an irrevocable proxy from Venture LW Corporation to vote such shares pursuant to the VLW Proxy Agreement previously described in the Original Statement.

         The Reporting Persons believe that the aggregate number of shares of Common Stock of the Company issued and outstanding as of July 22, 1994 is approximately 19,755,894.

         (A)      Each of the Partnership, CEA Investors, and the Joint
                  Venture may be deemed to beneficially own 12,198,546 shares of Common Stock, to have shared power to vote or to direct the vote with respect to 10,365,622 shares of Common Stock, to have shared power to dispose or to direct the disposition with respect to 7,136,812 shares of Common Stock and to have no shares of Common Stock for which any such Reporting Persons has sole voting power or sole dispositive power.

         (B) Michaels may be deemed to beneficially own 12,198,546 shares of Common Stock, to have sole power to vote or to direct the vote with respect to 65,000 shares, to have shared power to vote or to direct the vote with respect to 10,372,546 shares, to have sole power to dispose or to direct the disposition of 65,000 shares and to have shared power to dispose or to direct the disposition of 7,143,736 shares of Common Stock.

Each of the Reporting Persons may be deemed to beneficially own shares which were excluded from their respective responses listed in Item 11 on the cover page filed herewith relating to each Reporting Person including, without limitation, (a) any shares which may be acquired by StarNet (and by Liberty pursuant to related pre-emptive rights) in the event StarNet elects to convert interest which accrues and remains unpaid under the Deferred Payment Convertible Notes, (b) any shares which may be purchasable by StarNet (and by Liberty pursuant to related pre-emptive rights) in the event the Company elects to issue additional Deferred Payment Convertible Notes to DSN in consideration for deferral of any additional payments due under the Service Agreement, and (c) any shares which may be purchased by the Joint Venture in connection with the Rights Offering (as described in Item 6 below).

         Gawthrop may be deemed to be the beneficial owner of 12,199,700 shares of Common Stock with 1,154 shares of Common Stock as to which there is sole power to vote or to direct the vote; 10,365,622 shares as to which there is shared power to vote or to direct the vote; 1,154 shares as to which there is sole power to dispose or to direct the disposition; and 7,136,812 shares as to which there is shared power to dispose or to direct the disposition.

         Cardy may be deemed to be the beneficial owner of 12,224,700 shares of Common Stock with 26,154 shares of Common Stock as to which there is sole power to vote or to direct the vote; 10,365,622 shares as to which there is shared power to vote or to direct the vote; 26,154 shares as to which there is sole power to dispose or to direct the disposition; and 7,136,812 shares as to which there is shared power to dispose or to direct the disposition. Gawthrop and Cardy each own interests as limited partners in the Partnership.

         Item 6 of the Original Statement is hereby amended and supplemented as follows:

Item 6. Contracts, Arrangements, Understandings Or Relationships With Respect To Securities Of The Issuer

         The ultimate parent entities of the Joint Venture filed premerger notification forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Filing") on or about June 14, 1994. On June 30, 1994, CEA II, Ltd. made a contingent assignment of its rights to purchase up to 80,000 shares of Common Stock from Louis Wolfson III ("Wolfson") to the Joint Venture, and the Joint Venture agreed to purchase such shares from Wolfson on July 15, 1994 subject to the condition that the waiting period with respect to the HSR Filing expired without objection by the Federal Trade Commission and Department of Justice or early termination was granted with respect to such filing. The waiting period expired July 14, 1994 without such objection, and on July 15, 1994 the Joint Venture purchased the 80,000 shares from Venture LW Corporation for an aggregate purchase price of $144,000 ($1.80 per share). At the closing, Wolfson delivered 80,000 shares held of record by Venture LW Corporation, a corporation which was also a party to the VLW Proxy Agreement and which the Reporting Persons believe is controlled by Wolfson.

         The Company's Rights Offering and the Joint Venture's agreement to purchase any and all of the 2,000,000 shares of Common Stock offered in the Rights Offering but not purchased by other shareholders, as described in the Backstop Agreement, have been described in Amendments No. 9 and No. 10.

         Since the waiting period relating to the HSR Filing expired on July 14, 1994 without objection as described above, the Joint Venture is obligated and intends to purchase any and all Unpurchased Shares within 3 business days after August 1, 1994, the expiration of the Exercise Period, or no later than August 4, 1994, subject only to the material market conditions included in the Backstop Agreement and disclosed in Amendments No. 9 and No. 10.

         It is not known at this date what proportion of the Common Stock to be offered in the Rights Offering will ultimately be purchased by the Joint Venture, and, accordingly it is not known at this date the extent to which such purchase may affect the beneficial ownership of Common Stock with respect to each Reporting Person. If the Joint Venture purchases solely its pro rata interest in the Offering, based on the number of shares of the Company's outstanding Common Stock held of record by the Joint Venture as of May 5, 1994, the Joint Venture would purchase approximately 720,000 shares of such Common Stock at an aggregate price of $1,440,000 (or $2.00 per share). If none of the other stockholders of the Company purchase any shares of such Common Stock In The Rights Offering, the Joint Venture has agreed to purchase all 2,000,000 shares covered by such Rights Offering at an aggregate price of $4,000,000 (or $2.00 per share).

         Except as specifically modified, amended or supplemented by this Amendment No. 11, all of the information in the Original Statement is hereby confirmed.

Item 7. Material To Be Filed As Exhibits

Exhibit 1 Joint Filing Agreement with respect to the joint filing of Amendment No. 11 to Schedule 13D and Amendments thereto.

                                   SIGNATURES


         The undersigned, after reasonable inquiry and to the best of their knowledge and belief, certify that the information set forth in this statement is true, complete, and correct.

CEA INVESTORS PARTNERSHIP II,           CEA INVESTORS, INC., a
LTD. a Florida limited partnership      Florida corporation

By: CEA Investors, Inc., General
Partner
                                        By: /s/ THOMAS W. CARDY
                                           --------------------------------
                                        As:     Vice President
                                           --------------------------------

By: /s/ THOMAS W. CARDY                 Dated:       JULY 28, 1994
    ----------------------------                  -----------------------------
As:     Vice President
    ----------------------------

Dated:       JULY 28, 1994
      --------------------------

/s/ J. PATRICK MICHAELS, JR.
--------------------------------
J. Patrick Michaels, Jr.
                                        STARNET/CEA II PARTNERS
Dated:       JULY 28, 1994              By: CEA Investors Partnership
      --------------------------        II, Ltd., a Florida Limited Partnership,
                                        its General Partner

                                        By: CEA Investors, Inc.,
                                            General Partner


                                        By: /s/ THOMAS W. CARDY
                                           ------------------------------------
                                        As:     Vice President
                                           ------------------------------------
                                        Dated:            JULY 28, 1994
                                              ---------------------------------



                                       11